UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2004

NOBLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification number)

100 Glenborough Drive, Suite 100 Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)
(281) 872-3100

(Former name, former address and former fiscal year, if changed from last report)

ITEM 5. OTHER EVENTS

On January 16, 2004, we filed a Form 10-K/A containing our 2001 and 2000 financial statements, which KPMG has re-audited.  Arthur Andersen previously audited these financial statements.  In May 2002, we discontinued our use of Arthur Andersen and engaged KPMG to audit our financial statements for 2002.  Our 2002 financial statements, audited by KPMG, were filed with our 2002 Form 10-K on March 11, 2003 and did not require re-audit.

We engaged KPMG to re-audit our 2001 and 2000 financial statements in connection with the January 1, 2003 adoption of Emerging Issues Task Force EITF 02-03 “Recognition and Reporting of Gains and Losses on Energy Trading Contracts” (“EITF 02-03”) and as a result of our reporting discontinued operations for the sale of oil and gas properties during 2003.

In the Form 10-K/A filed January 16, 2004, we filed the re-audited 2001 and 2000 financial statements to reflect the consolidation of $125 million of Series A-2 Notes of AMCCO, as our 2002 financial statements, filed in March 2003, already reflected. (Through AMCCO we own 45 percent of an entity, AMPCO, that owns and operates a methanol plant in Equatorial Guinea.) This restatement did not impact our net income, earnings per share, shareholders’ equity, or other comprehensive income for 2001 or 2000. The net impact of the restatement adjustment on our financial statements was an increase in investment in unconsolidated subsidiary and long-term debt by approximately $125 million each as of December 31, 2001; an increase in income from investment in unconsolidated subsidiary and interest expense by approximately $12 million each for each of the years ended December 31, 2001 and 2000; and a decrease in net cash provided by operating activities and net cash used in investing activities by approximately $12 million each for each of the years ended December 31, 2001 and 2000.

With this Form 8-K, we are filing our 2002 financial statements which have been reclassified in connection with the January 1, 2003 adoption of Emerging Issues Task Force EITF 02-03 “Recognition and Reporting of Gains and Losses on Energy Trading Contracts” (“EITF 02-03”) and as a result of our reporting discontinued operations for the sale of oil and gas properties during 2003. The adoption of EITF 02-03 resulted in a decrease in revenues and a decrease in operating expenses of $650 million, $656 million and $528 million for the years ended December 31, 2002, 2001 and 2000, respectively. The result of our reporting discontinued operations for the sale of oil and gas properties was a decrease in income from continuing operations and an increase in income from discontinued operations of $7 million, $46 million, and $55 million for the years ended December 31, 2002, 2001, and 2000, respectively. These reclassifications do not impact our net income or earnings per share for 2002, 2001 or 2000.

Each item of the financial statements and disclosures that is affected by the reclassifications has been amended. Generally, no attempt has been made in this Form 8-K to modify or update other disclosures as presented in the 2002 Form 10-K except as required to reflect the effects of the reclassifications. However, subsequent events have been reported in a separate section of the Management’s Discussion and Analysis, entitled “Subsequent Events”, and in “Note 14 – Subsequent Events”, in the notes to the consolidated financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

	12.1	Computation of ratio of earnings to fixed charges.

	23.1	Consent of independent auditors.

	99.1	Financial Statements for the years ended December 31, 2002, 2001 and 2000.

	99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	99.3	Selected Financial Data.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: January 16, 2004	By: /s/ James L. McElvany
James L. McElvany
Senior Vice President, Chief Financial Officer and Treasurer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of independent auditors.

99.1	Financial Statements for the years ended December 31, 2002, 2001 and 2000.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Selected Financial Data.